UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2018

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 666 Fifth Avenue, 18th Floor, New York, NY 10103_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On or about March 23, 2018, Golub Capital BDC CLO 2014 LLC (the “2014 Issuer”), a direct subsidiary of Golub Capital BDC, Inc. (the “Company”), is expected to enter into a supplemental indenture (the “Supplemental Indenture”) to amend the $402.6 million term debt securitization completed on June 5, 2014 (the “2014 Debt Securitization”).

The Supplemental Indenture will amend the 2014 Debt Securitization to, among other things, (a) refinance the issued Class A-1 notes issued by the 2014 Issuer (the “2014 Notes”) by redeeming in full the $191.0 million of Class A-1 2014 Notes and issuing new Class A-1-R 2014 Notes in an aggregate principal amount of $191.0 million that will bear interest at a rate of three-month London Interbank Offered Rate (“LIBOR”) plus 0.95%, which is a decrease from the rate of three-month LIBOR plus 1.75% of the current Class A-1 2014 Notes, (b) refinance the Class A-2 2014 Notes by redeeming in full the $20.0 million of Class A-2 2014 Notes and issuing new Class A-2-R 2014 Notes in an aggregate principal amount of $20.0 million that bear interest at a rate of three-month LIBOR plus 0.95%, which is a decrease from the rate of three-month LIBOR plus 1.95% of the current Class A-2 2014 Notes, (c) refinance the Class B 2014 Notes by redeeming in full the $35.0 million of Class B 2014 Notes and issuing new Class B-R 2014 Notes in an aggregate principal amount of $35.0 million that bear interest at a rate of three-month LIBOR plus 1.40%, which is a decrease from the rate of three-month LIBOR plus 2.50% of the current Class B 2014 Notes, (d) refinance the Class C 2014 Notes by redeeming in full the $37.5 million of Class C 2014 Notes and issuing new Class C-R 2014 Notes in an aggregate principal amount of $37.5 million that bear interest at a rate of three-month LIBOR plus 1.55%, which is a decrease from the rate of three-month LIBOR plus 3.50% of the current Class C 2014 Notes, (e) provide that the 2014 Notes may be further refinanced only so long as (x) (i) a change of law, rule or regulation or regulatory guidance following the date of execution of the Supplemental Indenture (the “Refinancing Date”) would permit a refinancing without resulting in non-compliance with U.S. risk retention regulations, as amended from time to time, (ii) U.S. risk retention regulations are no longer effective or (iii) the “sponsor” (as defined for purposes of the U.S. risk retention regulations) complies with such U.S. risk retention regulations, in each case as determined by GC Advisors LLC, in its capacity as collateral manager to the 2014 Debt Securitization, and (y) such refinancing constitutes a refinancing of such 2014 Notes in whole but not in part and (f) the refinanced 2014 Notes may not be re-priced after the Refinancing Date. The Class C-R 2014 Notes will be retained by the Company, and the Company is and will remain the sole owner of the equity of the 2014 Issuer.

The Class A-1-R, Class A-2-R, Class B-R and Class C-R 2014 Notes offered in the refinancing of the 2014 Debt Securitization will be issued by and will be secured obligations of the 2014 Issuer. The other material terms of the 2014 Debt Securitization will be unchanged. As previously disclosed, the pool of loans in the 2014 Debt Securitization must meet certain requirements, including asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements.

The description above is only a summary of the material provisions of the Supplemental Indenture.

Item 7.01. Regulation FD Disclosure.

On March 15, 2018, the pricing terms of the refinanced 2014 Notes and the expected closing of the Supplemental Indenture were publicly disclosed. The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: March 15, 2018	By: /s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer